UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BOTETOURT BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2009

Dear Stockholder,

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Botetourt Bankshares, Inc., the holding company for Bank of Botetourt. The meeting will be held on Wednesday, May 13, 2009, beginning at 2:30 p.m. at Buchanan Theatre, Main Street in Buchanan, Virginia.

The accompanying notice and proxy statement describe the matters to be presented at the meeting. You may notice that the materials are rather long this year, due to special actions that we ask you to approve. The purposes of the meeting include considering an amendment to our articles of incorporation adding preferred stock to our capital structure and considering an incentive stock plan for key employees. We also will elect directors of the Company and transact any other business that may properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY FORM AS SOON AS POSSIBLE. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. This proxy may be revoked by you at any time before it is voted at the Annual Meeting.

We, like most other banks and many of you, have struggled this past year with a deteriorating economy. We believe that we have acted conservatively, while also continuing our strategy of growing the business. We appreciate your continuing loyalty and support of Bank of Botetourt and Botetourt Bankshares, Inc., and we hope to see you at our Annual Meeting.

Sincerely,

H. Watts Steger, III
Chairman & CEO

BOTETOURT BANKSHARES, INC.

19747 Main Street

P.O. Box 339

Buchanan, Virginia 24066-0339

Notice of 2009 Annual Meeting of Stockholders

To be held May 13, 2009

The 2009 Annual Meeting of Stockholders of Botetourt Bankshares, Inc. will be held at Buchanan Theatre on Main Street in Buchanan, Virginia on Wednesday, May 13, 2009, at 2:30 p.m. for the following purposes:

1.	To vote on an amendment of the Company’s Articles of Incorporation, which will allow the Company, if it deems advisable, to issue preferred stock to investors.

2.	To vote on the Botetourt Bankshares, Inc. 2009 Incentive Stock Plan.

3.	To elect the Directors of the Board of the Company to serve until the next annual meeting, as described in the proxy statement accompanying this notice.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at close of business on March 27, 2009 are entitled to notice of and to vote at the annual meeting or any adjournment.

By Order of the Board of Directors

H. Watts Steger, III
Chairman & Chief Executive Officer

IMPORTANT NOTICE

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. STOCKHOLDERS ATTENDING THE MEETING MAY REVOKE THEIR PROXIES AND PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED AT ANY TIME BEFORE VOTING OCCURS.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

March 27, 2009

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the enclosed proxy to be used at the 2009 Annual Meeting of Stockholders of Botetourt Bankshares, Inc., to be held at Buchanan Theatre on Main Street in Buchanan, Virginia, on Wednesday, May 13, 2009, at 2:30 p.m., and at any adjournments of that meeting, if necessary. The principal executive offices of the Company are located at 19747 Main Street, Buchanan, Virginia 24066. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 6, 2009.

All properly executed proxies delivered pursuant to this solicitation will be voted as instructed, and in the absence of instructions will be voted FOR the amendment of the Articles, FOR the 2009 Incentive Stock Plan, and FOR the election of Directors. Any stockholder who has executed a proxy and attends the Annual Meeting may elect to vote in person rather than by proxy. A stockholder may revoke his or her proxy at any time before it is exercised (i) by filing written notice with the Secretary of Botetourt Bankshares (Secretary, Botetourt Bankshares, Inc., P.O. Box 339, Buchanan, Virginia 24066-0339); (ii) by filing a later valid proxy with the Secretary of Botetourt Bankshares; or (iii) by appearing at the Annual Meeting or any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. However, any such revocation will not affect any vote previously taken. Presence at the Annual Meeting does not of itself revoke your proxy. We follow with answers to what we suspect are your questions about this material and our Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 13, 2009: The Notice of 2009 Annual Meeting of Stockholders and Proxy Statement and the 2008 Annual Report to Stockholders are available on the internet at the following website: http://www.cfpproxy.com/6544.

Who may vote at the meeting?

The Directors of Botetourt Bankshares, Inc. have fixed March 27, 2009, as the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote. Each share of Common Stock is entitled to one vote on all matters presented at the meeting. This includes shares held directly in your name and shares held for you in an account with a broker, bank or other nominee (shares held in “street name”).

How many shares must be present to hold the meeting?

The majority of Botetourt Bankshares’ outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a “quorum.” As of March 27, 2009, we had 1,245,300 shares of Common Stock outstanding, so 622,651 shares must be present at the meeting, either in person or by proxy, to satisfy this quorum requirement. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum has been reached in the meeting.

What proposals will be voted on at the meeting?

The three proposals are the amendment of our Articles of Incorporation to permit preferred stock, the 2009 Incentive Stock Plan for key employees, and the election of directors. All three proposals are described in more detail in this document.

Who is requesting my vote?

The Board of Directors of this Company is soliciting proxies on its behalf in the enclosed form. These solicitations will be conducted primarily through the mail. Please mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, directors, officers or employees of the Company or the Bank may solicit your proxy by telephone or other means. No director or employee who solicits proxies will receive any additional compensation for that effort, although they may be reimbursed for out-of-pocket expenses. The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Meeting, and the enclosed proxy is borne by the Company.

How many votes are required to approve each proposal?

The approval of the amendment of the Articles of Incorporation and the 2009 Incentive Stock Plan each requires the approval of a majority of the shares of the Company’s common stock voting at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees receiving the most votes cast at the meeting will be elected as directors. IF SOMEONE ELSE HOLDS YOUR SHARES, WE URGE YOU TO CONTACT THE PERSON OR BROKER RESPONSIBLE FOR YOUR ACCOUNT TODAY AND INSTRUCT THEM TO EXECUTE A PROXY ON YOUR BEHALF FOR THE ANNUAL MEETING.

How do I vote?

You may vote by mail by completing the enclosed proxy card, signing it, and mailing it in the enclosed return envelope provided. If your stock is held in “street name,” follow the directions from your broker and return to them your voting instruction card. You may provide a legal proxy naming another person, and that person may attend the meeting and vote in your stead. You also may vote in person, whether or not you vote by mail, by attending the Annual Meeting.

OUTSTANDING COMMON STOCK, RECORD DATE, AND SOLICITATION

Principal Holders of Capital Stock

The following table shows the share ownership as of March 27, 2009, of the stockholders known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	OWNERSHIP AS A PERCENTAGE OF COMMON STOCK
Norma P. Wells Living Trust	58,724	4.72%
Post Office Box 422
Buchanan, VA 24066

The Norma P. Wells Irrevocable	22,132	1.78%
Insurance Trust
Post Office Box 422
Buchanan, VA 24066

Norma P. Wells Marital Trust	5,509	0.44%
Post Office Box 422
Buchanan, VA 24066
Total	86,365	6.94%

(1)	In general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of a security, has the power to dispose of or direct the disposition of the security, or has or has the right to acquire beneficial ownership within 60 days.

Specific holdings of the directors and executive officers and holdings as a group can be found on pages 14-15.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of beneficial ownership reporting Forms 3, 4 and 5 furnished to the Company under Rule 16a-3(e) of the SEC, and upon appropriate written representations, we believe that all reports of initial and subsequent changes in beneficial ownership of the Company’s securities as required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), were filed with the Commission on a timely basis during 2008 by all persons who were directors or executive officers of the Company at any time during the year.

ITEM 1 - PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO PERMIT THE ISSUANCE OF PREFERRED STOCK.

The Board of Directors has approved, and recommends that our stockholders approve, an amendment to the Company’s articles of incorporation to authorize 500,000 shares of preferred stock. The discussion below is qualified in its entirety by reference to the text of the proposed amendment to the articles of incorporation attached to this proxy statement as Appendix A.

What does this mean?

Most public corporations have one or both of two types of equity available. Virtually all have common stock outstanding, as the Company does. Many corporations also have available some form of preferred stock. Preferred stock generally provides its holders additional rights or privileges to those of holders of common stock. This class of stock is used commonly when equity interests are sold in a private sale or at a premium, or when special financing is obtained. An example of this is the U.S. Treasury Department’s Capital Purchase Program within the Troubled Asset Relief Program (“TARP”), in which the U.S. Treasury offers cash to financial institutions only in exchange for preferred stock. Preferred stock often is used, as well, when a company is recapitalizing or changing the mixture of its equity, whether through a merger, a share exchange, or some form of stock split or dividend. This type of class of securities is commonly referred to as “blank check” preferred stock, because it is so flexible. We describe the possible affects of this action in more detail below. The Board of Directors is recommending the adoption of the amendment in order to provide management greater flexibility in meeting future challenges and opportunities. This amendment is permitted under the Virginia Stock Corporation Act.

Why should the Company do this?

The Board of Directors has continued to study the Company’s Articles of Incorporation to determine what would improve the Company’s management and strategic alternatives. After completing its review of the Articles this year, the Board determined that another change to the Articles was warranted. Management has no immediate plans to authorize any series of preferred stock or to issue any shares within a series of preferred stock, but in these uncertain times we want to have every meaningful tool at our disposal.

The Board believes that the complexity of modern business financing and possible future transactions require greater flexibility in our capital structure than currently exists. If Proposal 1 is approved, the Board would be permitted to issue the Preferred Stock without further shareholder approval, in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, rights and terms of redemption and other rights, preferences, and privileges as determined by the Board. This would provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances and capital-raising transactions, and for other corporate purposes. The Board of Directors evaluates such opportunities and considers different capital structuring alternatives designed to advance our business strategy. Having the authority to issue the Preferred Stock will enable us to develop equity securities tailored to specific purposes and to avoid the possible delay associated with, and significant expense of, calling and holding a special meeting of shareholders to authorize such additional capital. We believe that the ability to issue preferred stock will enhance our ability to respond to opportunities and favorable market conditions promptly.

If Proposal 1 is approved, the Board would be permitted to issue Preferred Stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital. We decided not to participate in the Capital Purchase Program within the TARP plan, and we remain a well-capitalized institution pursuant to FDIC and Federal Reserve guidelines. The approval of this amendment, however, would make participation in such a program possible.

Another change in the law could make preferred stock useful at some point in the future. Virginia Code Section 6.1.2.7:1, effective July 1, 2009, will allow the Company to reclassify our shares of common stock and possibly reformulate our capital in certain situations, which would not be subject to the requirement of offering stockholders appraisal rights to receive cash instead of the new securities. This preferred stock also might be used in a private offering of stock and for other purposes, including possibly making the acquisition of the Company more difficult without your board’s approval. In addition, issuing preferred stock may help the Company raise equity capital without diluting the voting rights of common stockholders. These are just examples of what could be done with preferred stock. Your board has no specific plans to do anything with the preferred stock right now, but preferred stock will provide the Company more strategic flexibility.

What are the reasons for and risks of this proposed amendment of the Articles of Incorporation?

The Board of Directors has voted unanimously to recommend the amendment of the Articles of Incorporation. If approved, Article II, Capital Stock, will include language permitting the board to approve the issuance of preferred stock. Since preferred stock is so flexible, we cannot predict every possibility of a future use of preferred stock. Your board could take an action that you do not support. We could issue stock publicly or privately, in one or more series, that has rights and privileges, such as dividend and liquidation rights, senior to holders of common stock. We could sell preferred stock to an investor who is not interested in the long term success of the Company. Preferred stock could be used to prevent or dissuade a change in control of the Company. Preferred stock could dilute your ownership in the Company. However, additional capital also could assist in the continued growth of the bank. It will provide flexibility to capitalize on market conditions and allow your Board to act more quickly in the best interests of stockholders. Accordingly, your Board supports the amendment permitting our Company to issue preferred stock.

What vote is required to approve this amendment and Restatement?

A copy of the proposed amendment of the Articles of Incorporation is attached to this Notice as Appendix A. The amendment of the Articles of Incorporation will be approved by stockholders if approved by a majority of the votes entitled to be cast.

THE BOARD OF DIRECTORS RECOMMENDS TO THE COMPANY’S STOCKHOLDERS A VOTE “FOR” THIS PROPOSAL

ITEM 2 - PROPOSAL TO APPROVE THE BOTETOURT BANKSHARES, INC. 2009 INCENTIVE STOCK PLAN

What is the Plan, and how does it work?

The Company’s Board of Directors has adopted, subject to stockholder approval, the Botetourt Bankshares, Inc. 2009 Incentive Stock Plan. The plan was adopted by the Board of Directors on March 25, 2009 and is effective as of that date, subject to stockholder approval. The plan is to be used to grant stock options in the form of incentive stock options and nonstatutory stock options, restricted stock awards, and other stock-based awards to employees and directors of the Company (“participants”). The Company asks stockholders to approve the new plan, because the Company’s current stock option plan, which was approved by stockholders in 1999, has no shares left to grant and will be expiring on December 22, 2009. Accordingly, no further grants will be made under that plan.

As adopted, the plan makes available up to 50,000 shares for issuance to participants under the plan. The more significant features of the plan are described below. In order to aid your understanding, the full text of the plan, as proposed for adoption and approval by stockholders, is provided in Appendix B to this proxy statement. In addition, a copy is available online in the Company’s proxy statement at http://www.cfpproxy.com/6544 and as filed with the Securities and Exchange Commission. The SEC’s website address is www.sec.gov. The Board recommends that you vote FOR the adoption of the Incentive Stock Plan.

What is the purpose of the plan?

The purpose of the plan is to further the long-term stability and financial success of the Company. Our financial success and growth depend largely upon initiative, efforts, and, especially, judgment of certain employees. The purpose of the plan is to promote the interests of the Company by combining more strongly the interests of the Company and the Bank with the interests of those key employees. The Company believes that ownership of Company stock will stimulate further those key persons upon whom the Company is and will be dependent for its success, further identifying those persons’ interests with the interests of the Company’s stockholders.

How will the plan be administered?

The plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to select plan participants and to grant stock options, restricted stock and other stock-based awards on terms the Committee considers appropriate. In addition, the Committee has the authority to interpret the plan, to adopt, amend or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

What will the plan allow to be offered to key employees?

Stock Options: Stock options granted under the plan may be incentive stock options or non-statutory stock options. A stock option entitles the participant to purchase shares of common stock at the option price. The Committee will fix the option price at the time the stock option is granted, but the exercise price cannot be less than 100% of the shares’ fair market value on the date of grant. The amount of incentive stock options per participant that may be exercisable for the first time in any calendar year is limited to a $50,000 exercise price. The option exercise price may be paid in cash or with shares of common stock, or a combination of cash and common stock, if permitted under the participant’s option agreement. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, provided they will not be exercisable after ten years from the grant date.

Restricted Stock: The plan also permits the grant of stock awards (shares of common stock) to participants. A stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. Any restriction imposed on a stock award will be determined by the Committee.

Other Stock-Based Awards: The plan permits the grant of other types of equity-based or equity-related awards to participants in such amounts and subject to such terms and conditions as the Committee shall determine. These awards may involve the transfer of actual shares to participants or payment in cash or otherwise of amounts based on the value of shares of Company stock. The Committee will establish all terms and conditions for any such award, subject also to applicable law.

Are shares or options granted under the plan transferable?

In general, options and awards granted under the plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. The plan permits the award of nonstatutory stock options that are transferable to immediate family members, in accordance with applicable securities laws.

How many shares are available under the plan?

The plan makes available up to 50,000 shares for issuance to plan participants. The maximum number of shares with respect to which stock options, restricted stock awards or other stock-based awards may be granted in any calendar year to any single participant is 5,000 shares. To date, no stock options, restricted stock awards or other stock-based awards have been granted under the plan. In general, if any stock option granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the common stock subject to the forfeited stock option or restricted stock award will be available for further stock options and restricted stock awards.

What are the federal income tax consequences of the plan?

Stock options. Generally, no federal income tax liability is incurred by a participant at the time a stock option is granted. The exercise of a nonstatutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value at that time and the option exercise price. If the stock option is an incentive stock option, no income will be recognized upon the participant’s exercise of the stock option, provided that holding periods required by law are satisfied. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The Company will be entitled to claim a federal business expense tax deduction on account of the exercise of a nonstatutory stock option. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company generally will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain disqualifying dispositions of stock acquired upon the exercise of an incentive stock option.

Restricted stock: Federal income tax is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant. At that time, the employee recognizes income equal to the fair market value of the common stock.

Other awards: Other equity-based awards under the plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares or other property, or (in the absence of an appropriate election) the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other property. The Company generally would be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award.

What might change the shares or options available or granted under the plan?

In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the plan, and the terms, exercise price and number of shares of any outstanding options or awards will be equitably adjusted by the Committee in its discretion to preserve the benefits of the options or awards for plan participants. For instance, a two-for-one stock split would double the number of shares reserved under the plan. Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Securities Authorized for Issuance Under Equity Compensation Plans

The only equity compensation plan of the Company pursuant to which options, rights or warrants have or may be granted is the Company’s 1999 Incentive Stock Option Plan. For details regarding that plan, please see the Equity Compensation Plan Information table in the Company’s December 31, 2008 Form 10-K, filed with the SEC on March 26, 2009.

Vote Required

The Botetourt Bankshares, Inc. 2009 Incentive Stock will be approved by stockholders if there is a quorum, and the votes cast in favor of the proposal exceed the votes opposing it.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” APPROVAL OF THE BOTETOURT BANKSHARES, INC. 2009 INCENTIVE STOCK PLAN.

ITEM 3 - ELECTION OF DIRECTORS

The Company’s Board is divided into three classes (I, II, and III). The terms of office for three Class III directors will expire at the Annual Meeting, and the nominees to serve as Class III directors are set forth below. All three nominees currently serve as directors of the Company. Ms. Kessinger was originally appointed a director of the Bank in 1986 and then became a director of the Company when we formed the holding company. Mr. Baker was elected as a director of the Bank and the Company in 2001. Mr. Steger was originally appointed a director of the Bank in 1976, when he became Chief Executive Officer of the Bank, and then became a director of the Company when we formed the holding company. If elected, the Class III directors will serve until the Annual Meeting of Stockholders held in 2012 or until their respective successors are duly elected and qualified.

The persons named in the enclosed proxy intend to vote for the election of the three persons named below. Proxies will be voted for the election as Directors of the nominees listed below (or, if unexpectedly unavailable, for such substitutes as the Board of Directors may designate). The Board of Directors does not anticipate that any nominees will be unavailable for election.

Members of the Board of Directors of Botetourt Bankshares, Inc. are expected to have the appropriate skill and characteristics necessary to function in our current operating environment and contribute to our future direction and strategies. These include legal, financial, management, and other relevant skills, varying experience, perspective, residence, background, and age.

The Board recommends election of the director nominees set forth in this Proxy Statement. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. The following information is given in connection with the nominees for election to the Board at the Annual Meeting.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including principal occupation, is given in connection with the nominees for election to the Board at the Annual Meeting, for the directors who will continue in office after the Annual Meeting and for the non-director Named Executive Officers of the Company.

DIRECTOR NOMINEES

Nominees (Age)	Director Since	Principal Occupation And Directorships	Shares Owned	Shares acquirable within 60 days	% of Total
CLASS III (Serving until 2012)
Edgar K. Baker (64)	2001	President Cavalier Equipment, President Kav Kan	10,461	—	*	(1)

Joyce R. Kessinger (56)	1986	Director of Human Resources, Boxley Materials Company, a construction materials supplier company	10,778	—	*	(2)

H. Watts Steger, III (61)	1976	Chairman, President & CEO of the Company and Chairman & CEO of Bank of Botetourt	51,000	500	4.13	%(3)

DIRECTORS WHO WILL CONTINUE IN OFFICE

CLASS I (Serving until 2010)
D. Bruce Patterson (58)	2001	Rockbridge County Clerk of Circuit Court	2,219	—	*

F. Lindsey Stinnett (68)	1980	Farmer	17,058	—	1.37	%(4)

John B. Williamson, III (54)	2003	Chairman, President & CEO, RGC Resources, Inc., a public reporting energy provider company	3,282	—	*	(5)

CLASS II (Serving until 2011)
G. Lyn Hayth, III (50)	1990	Secretary of the Company; President of Bank of Botetourt	5,707	950	*	(6)

Gerald A. Marshall (70)	1976	Retired	15,108	—	1.21	%(7)

Tommy L. Moore (59)	1982	Botetourt County Clerk of Circuit Court	15,358	—	1.23%

NON-DIRECTOR NAMED EXECUTIVE OFFICERS

Name (Age)	Named Executive Officer Since	Position	Shares Owned	Shares acquirable within 60 days	% of Total
Michelle A. Alexander (37)	2006	Senior Vice President & Chief Financial Officer	2,162	200	*

P. Duaine Fitzgerald (57)	2006	Senior Vice President – Financial Services	1,468	500	*	(8)

Andrew T. Shotwell (42)	2006	Senior Vice President – Bank Operations	1,370	650	*	(9)

Jennifer S. Theimer (37)	2007	Senior Vice President & Chief Risk Officer	160	—	*	(10)

Vicky M. Wheeler (57)	2006	Senior Vice President – Branch Administration & Human Resources	1,335	750	*	(11)
14 Directors and Named Executive Officers as a group			137,466	3,550	11.29	%(12)

*	Controls less than 1% of the total shares outstanding
(1)	Mr. Baker holds 4,461 shares in his own name; 1,000 shares are held jointly with his wife, and 5,000 shares are held solely by his wife, but are reported in his total beneficial ownership.
(2)	Mrs. Kessinger holds 9,778 shares in her own name; 1,000 shares are held solely by her husband, but are reported in her total beneficial ownership.
(3)	Mr. Steger holds 47,000 shares in his own name; 4,000 shares are held solely by his wife, but are reported in his total beneficial ownership.
(4)	Mr. Stinnett holds 12,408 shares in his own name; 3,650 shares are held jointly with his wife, and 1,000 shares are held solely by his wife, but are reported in his total beneficial ownership.
(5)	Mr. Williamson holds 1,228 shares in his own name; 2,054 shares are held jointly with his wife, and are reported in his total beneficial ownership.
(6)	Mr. Hayth holds 2,357 shares in his own name; 3,110 shares are held jointly with his wife, and 240 shares are held by Mr. Hayth as custodian for his children, but are reported in his total beneficial ownership.
(7)	Mr. Marshall holds 11,858 shares in his own name; 2,250 shares are held jointly with his wife, and 1,000 shares are held solely by his wife, but are reported in his total beneficial ownership.
(8)	Mr. Fitzgerald holds 1,368 shares in his own name; 100 shares are held solely by his wife, but are reported in his total beneficial ownership.
(9)	Mr. Shotwell holds 200 shares in his own name; 1,010 shares are held jointly with his wife, and 160 shares are held by Mr. Shotwell as custodian for his children, but are reported in his total beneficial ownership.
(10)	Mrs. Theimer holds 80 shares in her own name; 80 shares are held solely by her husband, but are reported in her total beneficial ownership.
(11)	Mrs. Wheeler holds 635 shares in her own name; 700 shares are held jointly with her husband, but are reported in her total beneficial ownership.
(12)	Computed in accordance with SEC Rule 13d-3 to reflect stock options exercisable within 60 days.

UNLESS AUTHORITY FOR THE NOMINEES IS WITHHELD, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Some of the directors and officers of the Company are at present, as in the past, customers of the Company, and the Company has had and expects to have in the future banking transactions in the ordinary course of its business with directors, officers, principal stockholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectability or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2008 was $1,318,616, or 5.15% of the Company’s equity capital at that date.

There are no legal proceedings to which any director, officer, principal stockholder or associate is a party that would be material and adverse to the Company.

The Board of Directors of the Bank consists of these same individuals. We are not aware of any family relationship between any director or person nominated by the Company to become a director, nor are we aware of any involvement in legal proceedings which are material to the ability or integrity of any director or person nominated to become a director. Only two of our nine directors, Messrs. Steger and Hayth, are not independent, because they are employees of the Company and the Bank.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Board Committees and Attendance

During 2008 there were 12 meetings of the Board of Directors of the Company and 12 meetings of the Board of Directors of the Bank. Each director attended at least 75% of all meetings of the boards and committees on which he or she served. The Board of Directors has an Audit Committee which meets monthly, a Loan Committee which meets monthly, an Investment Committee and Policy Review Committee which meet quarterly, a Marketing and Community Reinvestment Act Committee which meets semi-annually, and a Compensation Committee, Strategic Planning Committee, Corporate Governance & Nominations Committee, SOX 404 Disclosure Committee, and a Special Events Committee each of which meets as needed.

The Corporate Governance & Nominations Committee of the Company considers individuals to nominate directors. The Board has not approved a Corporate Governance & Nominations Committee charter. The Corporate Governance & Nominations Committee generally considers a nominee’s character, standing in and reflection of the community, financial expertise, and likely integration with the existing board. Any stockholder wishing to nominate a candidate for director may do so by writing a letter to the Board, including a written consent to be a director by the candidate, sufficient background information about the candidate, sufficient identification of the nominating stockholder, and a representation by the nominating stockholder that he or she will appear in the Annual Meeting of Stockholders (in person or by proxy) to nominate the proposed candidate. Nominations must be received by the Board at the main office of the Company no later than February 1, 2010, in order for that candidate to be considered by the board next year. Any candidate submitted by a stockholder will be reviewed and considered in the same manner as the other candidates, based on their respective qualifications. Qualifications required may vary depending on the areas of expertise needed at the time, but minimum qualifications include extensive business leadership experience, knowledge of relevant issues, contacts and standing in the communities served, and time available to perform the responsibilities of a director.

Stockholder Communications with the Board

The Company has an informal process for stockholders to communicate with the Board of Directors. If you wish to communicate with the Board or any of its members, you may do so by sending written correspondence to the Board or any member at the Company’s principal address, Attention: Board of Directors, P.O. Box 339, Buchanan, Virginia 24066-0339.

Interest of Management in Certain Transactions

As of December 31, 2008 the total maximum extensions of credit to policymaking officers, directors, principal stockholders and their associates amounted to $1,318,616 or 5.15%, of total year-end capital. The maximum aggregate amount of such indebtedness in 2008 was $1,725,124 or 6.74% of total year-end capital. These loans were made in the ordinary course of the Bank’s business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risks of collectability or present any unfavorable features. None of these loans are past due or on non-accrual status. The Bank expects to have in the future similar banking transactions with officers, directors, principal stockholders and their associates.

Report of the Audit Committee

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A copy of the Charter is incorporated by reference in the appendix of the proxy statement of Schedule 14A filed by the Company on March 24, 2006 and is available from the Company’s website, www.bankofbotetourt.com.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2008, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management and Elliott Davis, LLC (“Elliott Davis”), the Company’s independent accountants;

•	Discussed with management, Elliott Davis and the Company’s internal auditors the adequacy of the system of internal controls;

•	Discussed with Elliott Davis the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•

Received written disclosures and the letter from Elliott Davis regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with Elliott Davis its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The committee does not complete its reviews prior to the Company’s public announcements of financial results. Also, in its oversight role, the committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and on the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Elliott Davis the committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee

John B. Williamson, III, Chairman

Tommy L. Moore

D. Bruce Patterson

All of the members of the Audit Committee are independent of the Company and the Bank. The Board of Directors has determined that Mr. John B. Williamson, III, chairman,

president, and CEO of RGC Resources, Inc., a reporting company, qualifies as an “audit committee financial expert” within the meaning of Item 401 of Regulation S-K of the Securities Exchange Act. Mr. Williamson is independent of management based on the independence requirements set forth in the NASD’s definition of “independent director.”

Principal Accounting Fees and Services

The following table presents the fees for professional audit services rendered by Elliott Davis, LLC, for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and 2007 and fees billed for other services rendered Elliott Davis during those periods.

	Year Ended December 31
	2008	2007
Audit fees [1]	$64,500	$73,287
Audit-related fees [2]	1,319	1,350
Tax fees [3]	—	—
All other fees	—	—

Total	$65,819	$74,637

[1]	Audit fees consist of audit and review services, consents and review of documents filed with the SEC.
[2]	Audit-related fees consist of assistance and discussion concerning financial accounting and reporting standards and other accounting issues.
[3]	Tax fees consist of preparation of federal and state tax returns, review of quarterly estimated tax payments, and consultation concerning tax compliance issues.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent auditor. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has delegated interim pre-approval authority to Mr. John B. Williamson, III, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. With respect to each proposed pre-approved service, the independent auditor must provide detailed back-up documentation to the Audit Committee regarding the specific service to be provided pursuant to a given pre-approval of the Audit Committee. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

EXECUTIVE MANAGEMENT AND COMPENSATION

Executive Management

H. Watts Steger, III is the Chairman, President and Chief Executive Officer of Botetourt Bankshares, Inc. and Chairman and Chief Executive Officer of the Bank. Mr. Steger is a veteran banker with over thirty-seven years banking experience with Bank of Botetourt, employed first by the Bank in March 1971. He became Executive Vice President and Chief Executive Officer of the Bank in 1976 and was elected President in 1984. Mr. Steger is a 1970 graduate of Hampden-Sydney College. He is also a graduate of the Virginia Bankers School of Bank Management at the University of Virginia and is a graduate of the Graduate School of Banking of the South at Louisiana State University. He currently serves on the faculty of both schools. He also is currently Chairman-elect of the Virginia Bankers Association.

G. Lyn Hayth, III is Secretary of the Company and President of the Bank. Mr. Hayth holds a Bachelor of Science degree in Agricultural Economics and a Master of Science degree from Virginia Polytechnic Institute and State University. He is a graduate of the Virginia Bankers School of Bank Management at the University of Virginia and is also a graduate of the Graduate School of Banking of the South at Louisiana State University. He joined Bank of Botetourt in 1986 as a Vice President, following three years with Farm Credit Service. Mr. Hayth was elected to the Board of Directors of the Bank in 1990 and was named Executive Vice President in 1995. He was elected President of the Bank in January 2002.

P. Duaine Fitzgerald is a Senior Vice President of the Bank. Mr. Fitzgerald holds an Associate in Applied Science degree with a major in Business Management from Dabney Lancaster Community College in 1972. He is a graduate of the Virginia Bankers School of Bank Management at the University of Virginia. Mr. Fitzgerald started his banking career in 1973 with First National Exchange Bank in Lexington and worked with American Federal Savings Bank, First Federal Savings Bank, CorEast Savings Bank, Bank of Rockbridge, One Valley Bank, and BB&T before joining Bank of Botetourt in 2000 as Senior Vice President of Financial Services.

Executive Compensation

The Compensation Committee’s primary goal in our compensation program is to attract, motivate, and retain qualified management for the Company and to provide incentives for them to manage the Company to the benefit of stockholders and depositors. Accordingly, we compensate our executive officers with a mix of base salary and a bonus, including a benefits package consistent with what is available to all other employees.

The Compensation Committee of the board of directors reviews all compensation and awards to executive officers and reports them to the board of directors. Specifically, the committee submits the base salary, the total amount available as bonus, and the framework of the bonus calculation to the board of directors for approval. It is a subjective process, but we consider many factors each year in doing this, including available surveys of salaries and benefits, adjusted for institution size and location, and relative performance. We set salary largely based on our analysis of these surveys. We divide our bonus into two parts. One part is objective, based on the Company’s performance reflected in earnings per share, and one part is subjective, based on a list of strategic and operational objectives.

The committee consults the chief executive officer and chairman before setting bonus compensation levels and operational objectives for the other senior officers. All such committee determinations are submitted to the board for review, amendment, and approval. Then, after the end of the year, the specific bonus calculations are delegated to the Committee for final determination. On its own initiative, the committee reviews the performance of the executive officers and communicates the total awarded bonus.

We believe that this compensation program, if we add the 2009 Incentive Stock Plan, will align executive incentives with stockholder value creation.

The following table summarizes the compensation of the Named Executive Officers for the fiscal year end December 31, 2008. The Named Executive Officers are the Company’s Chief Executive Officer and the other two most highly compensated executive officers who meet inclusion requirements in the table below.

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($) (2)	Total ($) (3)

H. Watts Steger, III Chief Executive Officer	2008 2007	185,707 177,880	32,000 27,000	9,485 13,634	227,192 218,514

G. Lyn Hayth, III President	2008 2007	134,477 128,809	24,000 20,000	4,416 5,464	162,893 154,273

P. Duaine Fitzgerald Senior Vice President	2008 2007	100,140 95,400	16,000 16,000	6,056 9,311	122,196 120,711

(1)	Represents amounts paid under the Company’s executive incentive plan during the year in respect of service performed in the prior year.
(2)

All Other Compensation includes automobile, the imputed cost of coverage in excess of $50,000 of group-term insurance under and employee policy, and Company match on employee contributions to the Company’s 401(k)/thrift plan. Country club dues are included in All Other Compensation for Messrs. Steger and Fitzgerald.

(3)

Total does not include change in pension value and nonqualified deferred compensation earnings. Elements of these plans are discussed in the sections entitled Defined Benefit Pension Plan and Deferred Compensation Plan.

Stock Options

The Bank adopted the Incentive Stock Option Plan in 1999 to provide incentives to employees and to promote the identification of their personal interest with the long-term financial success of the Company. Under the terms of the plan, options were granted at an exercise price set by the Board (no less than 100% of the fair market value of the stock on the date of grant), expire no more than ten years from the date of grant, and may not be exercised for six months after the date of grant. Options for all 10,000 shares available under that plan have been granted, so the Plan currently has no additional shares available. Options for 4,700 shares remain unexercised, but no shares remain available for grants and awards under the Plan and no options were provided during the fiscal year ended December 31, 2008.

A copy of this plan is incorporated by reference to Exhibit 10.4 of the 2002 Form 10-SB filed by the company on September 19, 2002. The following table shows the number of shares covered by exercisable options held by the Company’s Named Executive Officers on December 31, 2008.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Option Awards (1)
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable
H. Watts Steger, III, Chief Executive Officer	200 300	23.00 25.00	12-22-09 12-22-09

G. Lyn Hayth, III President	250 500 200	21.00 23.00 25.00	12-22-09 12-22-09 12-22-09

P. Duaine Fitzgerald Senior Vice President	300 200	23.00 25.00	12-22-09 12-22-09

(1)	The Company does not and has not provided stock awards.

Defined Benefit Pension Plan

The Bank has a qualified noncontributory, defined benefit pension plan which covers substantially all of its employees. All employees who have reached age 21 with one year of service are eligible. The benefits are primarily based on years of service and average earnings for the participants’ final five years of employment. Participants are fully vested in the plan after five years of service. The plan’s funded status is discussed in Note 11 to the Consolidated Financial Statements.

The estimated present value of accumulated benefit is $1,149,986 for Mr. Steger, credited with 38 years of service, $273,133 for Mr. Hayth, credited with 22 years of service, and $93,890 Mr. Fitzgerald, credited with 8 years of service.

In 2008, the change in pension value earnings amounted to $137,310 for Mr. Steger, $52,325 Mr. Hayth, and $24,877 for Mr. Fitzgerald. These values are solely an estimate of the increase in actuarial present value of the named Executive Officer’s age 65 accrued benefit under the Company’s defined benefit plan for 2008. There can be no assurance that these amounts will ever be realized by the Named Executive Officers. While not a component of the Summary Compensation Tables, these actuarial values could be considered an element of the Company’s overall compensation package for its Named Executive Officers.

The estimated annual benefit payable under the defined benefit pension plan upon retirement at age 65 is $136,147 for Mr. Steger, $82,065 for Mr. Hayth, and $25,939 for Mr. Fitzgerald. Benefits are estimated on the basis that each will continue their employment with the Company until age 65 and receive covered salary in the same amount paid in 2008.

Deferred Compensation Plan

Funded deferred compensation plans have been adopted for certain members of the Board and Executive employees. The corresponding assets and liabilities accounts at December 31, 2008 were valued at $107,021 for the Director Plan and $193,436 for the Executive Plan. Under this plan, directors’ fees and executive officer bonuses may be contributed to the plan, at the sole discretion of the director or executive officer. This plan is managed by the Virginia Bankers Association.

In 2008, the change in nonqualified deferred compensation earnings amounted to $(89,086) for Mr. Steger and $(2,008) for Mr. Hayth. Mr. Fitzgerald is not a participant in the plan.

Severance Benefits

Our company does have change-in-control agreements with all of its named executive officers and one additional senior officer. Each of these agreements remains in effect as long as the individual remains employed by the company. The agreements entitle the executive to a lump sum payment equal to one year’s annual compensation should a change in control transpire. That benefit applies so long as the individual is employed at the time of the change of control. An example of the change of control agreement is available at Exhibit 10 to the company’s filing of its 2002 Form 10-SB filed by the company on September 19, 2002, which is incorporated by reference.

Profit Sharing/Thrift Plan

The Bank provides a profit sharing and thrift plan for employees, including executive officers. Company contributions to the profit sharing plan are made at the discretion of the board. The thrift plan allows voluntary employee contributions of up to the IRS maximum limit. We match 50% of up to the first 6% of base salary contributed by each employee. The total contribution to the thrift/profit sharing plan by the Company for all employees in 2008 was $66,028.

Directors’ Compensation

Each of the directors of the Company is also a director of the Bank. Each member of the Board of the Bank receives a retainer of $8,400 per year and a fee ranging from $100—300 per committee meeting attended. Directors may elect to defer all or a portion of said fees in accordance with a deferred compensation plan and stock purchase plan discussed below.

The following chart summarizes the annual cash compensation for the Company’s directors during 2008.

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Total ($) (2)

Edgar K. Baker	11,200	11,200

G. Lyn Hayth, III	8,400	8,400

Joyce R. Kessinger	11,300	11,300

Gerald A. Marshall	9,850	9,850

Tommy L. Moore	11,950	11,950

D. Bruce Patterson	11,050	11,050

H. Watts Steger, III	8,400	8,400

F. Lindsey Stinnett	10,300	10,300

John B. Williamson, III	13,600	13,600

(1)	Amounts shown include fees deferred under the Virginia Bankers Association directors’ and Executive Nonqualified Deferred Commpensation Plan.
(2)	The Company does not provide stock awards, option awards, or non-equity incentive plan compensation to outside directors.

Independent Public Accountants

The Company’s Audit Committee has appointed Elliott Davis, LLC as independent public accountants for the current fiscal year ending December 31, 2008. A representative of Elliott Davis, LLC will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the stockholders.

Code of Ethics

The Corporation has adopted a Code of Business Conduct and Ethics that apply to its directors, executives and employees. A copy of these codes was provided as Exhibits 99.2, 99.3, and 99.4 in the 2003 Form 10-KSB filed March 23, 2006, and is available from the Company’s website, www.bankofbotetourt.com.

Whistleblower Procedures

The Audit Committee and the Board of Directors have approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. There are also procedures for the submission by Company or Bank employees of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

2010 STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2010 Annual Meeting, the proposal must be in proper form and must be received by the Company’s Secretary, at the Company’s principal office in Buchanan, Virginia, on or before December 15, 2009.

OTHER BUSINESS

The Board of Directors does not know of any matters that may be presented for consideration at the meeting other than those specifically set forth in the Notice of Annual Meeting. However, in the event other proper matters are presented at the meeting, it is the intention of the proxy holders named in the enclosed Proxy to take such action as shall be in accordance with their best judgment with respect to such matters.

Stockholders are urged to specify choices on the enclosed Proxy and to date and return it in the enclosed envelope. Your prompt response and cooperation will be appreciated.

By Order of the Board of Directors

H. Watts Steger, III
Chairman & Chief Executive Officer

Dated: March 27, 2009

APPENDIX A

(Additions underlined)

ARTICLE II OF THE

ARTICLES OF INCORPORATION

OF BOTETOURT BANKSHARES, INC.

IS AMENDED AS FOLLOWS:

ARTICLE II

CAPITAL STOCK

A. The aggregate number of shares of stock which the Corporation shall have the authority to issue and the par value per share are as follows:

Class	Number of Shares	Par Value
Common Stock	2,500,000	$1.00
Preferred Stock	500,000	$1.00

B. The holders of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation, except only as otherwise provided in any articles of amendment applicable to any series of Preferred Stock, and as otherwise expressly provided by the then existing statutes of Virginia. The holders of the Common Stock shall have one vote for each share of Common Stock held by them. Except as otherwise might be set forth in any articles of amendment applicable to shares of Preferred Stock, the holders of the Common Stock shall be entitled to receive the net assets of the Corporation upon dissolution.

C. No holder of shares of any class of stock of the Corporation shall have any pre-emptive or preferential right to purchase or subscribe to (i) any shares of any class of stock of the Corporation whether now or hereafter authorized, (ii) any warrants, rights, or options to purchase any such stock, or (iii) any securities or obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.

Paragraph D. Authority is expressly vested in the Board of Directors to divide the Preferred Stock into and issue the same in series and, to the fullest extent permitted by law, to fix and determine the preferences, limitations and relative rights of the shares of any series so established, and to provide for the issuance thereof.

Prior to the issuance of any share of a series of Preferred Stock, the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the preferences, limitations and relative rights thereof, and the Corporation shall file with the Commission articles of amendment as required by law, and the Commission shall have issued a certificate of amendment.

APPENDIX B

BOTETOURT BANKSHARES INC.

2009 INCENTIVE STOCK PLAN

1. Purpose and Effective Date.

(a) The purpose of the Botetourt Bankshares Inc. 2009 Incentive Stock Plan (the “Plan”) is to further the long-term stability and financial success of Botetourt Bankshares Inc. (the “Company”) by attracting and retaining personnel through the use of stock incentives. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons’ interests with the interests of the Company’s shareholders.

(b) The Plan was adopted by the Board of Directors of the Company on March 25, 2009, and shall be effective upon the approval of the Plan by the Company’s shareholders.

2. Definitions.

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

(c) Award. The award of an Option, Restricted Stock, or other stock-based award under the Plan.

(d) Board. The Board of Directors of the Company.

(e) Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

(f) Change in Control.

(i) The acquisition by any Person (as defined below) of beneficial ownership of 20% or more of the then outstanding shares of common stock of the Company;

(ii) Individuals who constitute the Board on the effective date of this Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened solicitation for the purpose of opposing a solicitation by any other person relating to the election of directors of the Company, as such terms are used in Rule 14a-12(c) promulgated under the Act;

(iii) Approval by the shareholders of the Company of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that shareholder approval of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(x) no Person beneficially owns 20% or more of either (1) the then outstanding shares of common stock of the corporation resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and

(y) at least a majority of the members of the board of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

(v) For purposes of this Section 2(f), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated Company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(g) Code. The Internal Revenue Code of 1986, as amended.

(h) Committee. The Compensation Committee is appointed to administer the Plan pursuant to Plan Section 14, or if no such Committee is appointed, the Board will do so.

(i) Company. Botetourt Bankshares Inc., a Virginia corporation.

(j) Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(k) Date of Grant. The effective date of an Award granted by the Committee.

(l) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(m) Fair Market Value.

(i) If the Company Stock is listed on any established stock exchange, its Fair Market Value shall be the closing price for such stock on the Date of Grant as reported by such exchange, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.

(ii) If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

(iii) Fair Market Value shall be determined as of the Date of Grant specified in the Award.

(n) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(o) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(p) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(q) Participant. Any individual who is granted an Award under the Plan.

(r) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8 below.

(s) Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(t) 10% Shareholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3. General. Awards of Options or Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 50,000 shares of Company Stock, which may include authorized, but unissued, shares. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company (i) in connection with the exercise of an Option or (ii) in payment of Applicable Withholding Taxes.

(b) Subject to adjustment as provided in Section 12, no more than an aggregate of 50,000 shares of Company Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Sections 421, 422 and 423 of the Code).

(c) The maximum number of shares with respect to which Awards may be granted in any calendar year shall be 15,000 shares.

5. Eligibility.

(a) Any employee of the Company (including an employee of an affiliate of the Company) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the

Award; provided, however, that any Award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant, or to make further grants to the employee at any time thereafter.

6. Stock Options.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(b) The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of Nonstatutory Stock Option Awards intended to be performance-based for purposes of Code Section 162(m) shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c) Subject to subsection (d) below, Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting periods, conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change in Control as the Committee deems appropriate.

(d) The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(e) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f) If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the personal representative of the Participant’s estate during the time period specified in the stock option agreement.

(g) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options shall terminate as of the date of the misconduct.

7. Method of Exercise of Options.

(a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes. Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the

Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights with respect to shares acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate for the shares of Company Stock acquired.

(c) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8. Restricted Stock Awards.

(a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s achievement of established performance objectives or upon the occurrence of a Change in Control. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change in Control.

(d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

(e) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s unvested Restricted Stock shall be cancelled as of the date of the misconduct.

9. Other Stock-Based Awards.

(a) The Committee is authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Company Stock) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual shares to Participants or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

(b) Each Other Stock-Based Award shall be expressed in terms of shares or units or an equivalent measurement based on shares, as determined by the Committee. If the value of an Other Stock-Based Award will be based on the appreciation of shares from an initial value determined as of the date of grant, then such initial value shall not be less than the Fair Market Value of a share on the date of grant of such Other Stock-Based Award.

10. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

11. Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

12. Termination, Modification, Change.

(a) If not sooner terminated by the Board, this Plan shall terminate at the close of business on May 13, 2019. The Board may at any time terminate, suspend, or modify the Plan; provided that the Board shall not, without stockholder approval, make any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company including, (1) increasing the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13), (2) expanding the class of persons eligible to receive Awards, or (3) materially increasing the benefits accruing to Participants under the Plan. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder.

(b) No Awards shall be made under the Plan after its termination, and no termination or amendment of the Plan shall, without the consent of the Participant or his Beneficiary, adversely affect a Participant’s rights under an Award previously granted to him, but it shall be conclusively presumed that any adjustment to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder or any adjustment pursuant to Section 13, does not adversely affect any such right.

(c) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Other Stock-Based Awards or cancel outstanding Options or Other Stock-Based Awards in exchange for cash, other Awards or Options or Other Stock-Based Awards with an exercise price that is less than the exercise price of the original Options or Other Stock-Based Awards without shareholder approval.

13. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

(d) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 12 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

14. Change in Control. In the event of a Change in Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(b) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; and

(c) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

15. Administration of the Plan.

(a) The Plan shall be administered by the Committee, who shall be appointed by the Board. If no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based for purposes of Code Section 162(m) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code Section 162(m).

(b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change in Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

16. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company—at its principal business address to the attention of the Secretary; (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17. Compliance with Code Section 409A. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Section 409A of the Code that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payment of benefits provided for under this Plan shall be revised as necessary for compliance with Section 409A of the Code.

18. Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted this 25th day of March, 2009, subject to shareholder approval.

BOTETOURT BANKSHARES INC.

By	/s/ H. Watts Steger, III
Its	Chairman & CEO

z			{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BOTETOURT BANKSHARES, INC.

		For	Against	Abstain

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Tommy L. Moore and H. Watts Steger, III, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Botetourt Bankshares, Inc. to be held at Buchanan Theatre on Main Street in Buchanan, Virginia on Wednesday, May 13, 2009 at 2:30 p.m., local time, or any adjournments thereof, for the following purposes:

1.	To approve the amendment of Article II of Botetourt Bankshares, Inc.’s Articles of Incorporation, authorizing the issuance of up to 500,000 shares of preferred stock.	☐	☐	☐
		For	Against	Abstain
2.	To approve the Botetourt Bankshares, Inc. 2009 Stock Incentive Plan.	☐	☐	☐
		For	With- hold	For All Except
3.	To elect as directors the three persons listed as nominees below for a three year term:	☐	☐	☐
CLASS I Nominees (Serving until 2012)
Edgar K. Baker Joyce R. Kessinger H. Watts Steger, III

INSTRUCTION: To withhold authority to vole for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

4.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

Please be sure to date and sign this proxy card in the box below.		Date

THIS PROXY. WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. AND FOR ALL NOMINEES LISTED IN ITEM 3.

Sign above

x			y

¿	Detach above card, sign, date and mail in postage paid envelope provided. BOTETOURT BANKSHARES, INC.	¿

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6544

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